UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2011

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events.

SIGNATURES

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Item 8.01            Other Events.

On October 4, 2011, GameTech International, Inc. (the “Company”) entered into a Settlement Agreement (the “Agreement”), whereby, in exchange for payment of Five-hundred Thousand Dollars ($500,000.00) (the “Settlement Amount”), the Company agreed to resolve, discharge and settle all claims that were or could have been brought by the Company against Lehman Brothers Holdings Inc. (“LBHI”), Lehman Brothers Inc., and certain individuals, including those claims asserted in the arbitration proceeding captioned GameTech International, Inc. v. Lehman Brothers Inc., et al. (Case No. 08-03389), pending before the Financial Regulatory Authority (“FINRA”) and the cases commenced in the United States Bankruptcy Court for the Southern District of New York, by LBHI and certain of its subsidiaries under Chapter 11 of Title 11 of the United States Code, Case No. 08-13555 (JMP), et seq.

The Agreement provides that payment of the Settlement Amount is subject to the approval of the United States Bankruptcy Court for the Southern District of New York.  On November 18, 2011, the United States Bankruptcy Court for the Southern District of New York entered an order in the above mentioned Chapter 11 cases, authorizing relief from the automatic stay, to the extent necessary to allow certain insurers to fund the Settlement Amount.  The Company anticipates that substantially all of the Settlement Amount will used to reduce outstanding debt.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

	By:	/s/ James Robertson
James Robertson
Vice President and General Counsel

Dated: November 22, 2011

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